Exhibit 99.1

Press Release

eMagin Corporation Enters Into Early Warrant Exercise Transaction

Hopewell Junction, NY — August 19, 2016 — On August 18, 2016, eMagin Corporation . (NYSE MKT: EMAN) (the “Company”) entered into an early warrant exercise transaction with certain of the Company’s warrant holders through a letter agreement between such warrant holders and the Company to raise approximately $4.5 million in gross proceeds. A portion of the proceeds from the transaction will be utilized to fund the Company’s growth initiatives with consumer AR/VR partnerships and for the Company’s consumer product launch in Q4 2016. As an incentive for the warrant holders exercising their warrants in full, the warrant holders will be issued new warrants to purchase up to 2,947,949 unregistered shares of the Company’s common stock, in the aggregate, at an exercise price of $2.60 per share, through a private placement.

Approximately $4.5 million of the Company’s warrants have been exercised during the exercise period representing 2,216,500 of the total warrants outstanding. The remaining warrants continue to be exercisable at a price of $2.05 at any time prior to June 23, 2021.

Craig-Hallum Capital Group LLC is acting as the exclusive placement agent for this transaction.  The warrants to be issued in this transaction have not been registered under the Securities Act of 1933, as amended (the Securities Act), or state securities laws. The issuance of the warrants is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. The Company made this determination based on the representations that each party is an “accredited investor” within the meaning of Rule 501 of Regulation D.

About eMagin Corporation

A leader in OLED microdisplay technology, OLED microdisplay manufacturing know-how and mobile display systems, eMagin manufactures high-resolution OLED microdisplays and integrates them with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin’s microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. More information about eMagin is available at www.emagin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation’s expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s most recent filings with the SEC. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believe," "expected," "hope," "plan," "potential," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties and our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including those risks and uncertainties discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent filings with the SEC. All information in this press release is as of the date of the release, and we undertake no duty to update this information unless required by law.

Source: eMagin Corporation

CONTACT:

eMagin Corporation

Jeffrey Lucas, Chief Financial Officer

845-838-7931

jlucas@emagin.com

MBS Value Partners

Betsy Brod

212-661-2231

Betsy.brod@mbsvalue.com

Joseph Vafi, CFA

415-515-6558

Joseph.Vafi@mbsvalue.com